UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 24, 2025
URBAN-GRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 390-3880
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Compliance with Timely Filing Requirement

As previously reported, on August 20, 2024, urban-gro, Inc. (the “Company”) received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company had not yet filed its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, the Company was no longer in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Filing Requirement”). The Filing Requirement requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission. Also as previously reported, on November 21, 2024, the Company received a notice from Nasdaq stating that because the Company had not yet filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, the Company continued to not be in compliance with the Filing Requirement.

On February 18, 2025, the Company filed each of its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024 and September 30, 2024 and an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and on February 19, 2025 the Company filed an amendment to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which amendments included restated financial statements for the periods covered therein. As a result of these filings, on February 24, 2025, the Listing Qualifications Department of Nasdaq notified the Company that it had regained compliance with the Filing Requirement.

Non-Compliance with Minimum Bid Requirement

On February 24, 2025, the Company received a deficiency letter from the Listing Qualifications Department of Nasdaq notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock, par value $0.001 per share (the “Common Stock”) had closed at a price of below $1.00 per share, which is the minimum closing price required to maintain continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).

The notice has no immediate effect on the listing of the Common Stock on Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days to regain compliance with the Minimum Bid Requirement. To regain compliance with the Minimum Bid Requirement, the closing bid price of the Common Stock must be at least $1.00 per share for a minimum of ten consecutive trading days during this 180-day compliance period, unless the Staff exercises its discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(H). The time period for the Company to regain compliance with the Minimum Bid Requirement will expire on August 25, 2025.

In the event that the Company does not regain compliance within the 180-day compliance period, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the Minimum Bid Requirement, and provide written notice to the Staff of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company does not meet the other listing standards, the Staff could provide notice that the Common Stock will become subject to delisting. In the event the Company receives notice that the Common Stock is being delisted, the Nasdaq Listing Rules permit the Company to appeal any such delisting determination by the Staff to a Hearings Panel.

The Company intends to actively monitor the closing bid price of its Common Stock and is evaluating available options to regain compliance with the Minimum Bid Requirement. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Requirement or that the Company will otherwise remain in compliance with the other listing standards for Nasdaq.

Non-Compliance with Shareholders’ Equity Rule

On February 24, 2025, the Company received a deficiency letter from the Listing Qualifications Department of Nasdaq notifying the Company that, because the stockholder’s equity of the Company was below $2.5 million as reported on the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, the Company no longer meets the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market under Nasdaq Rule 5550(b)(1), requiring a minimum stockholders’ equity of $2.5 million (the “Minimum Stockholders’ Equity Requirement”).

The notice of the Company’s failure to meet the Minimum Stockholders’ Equity Requirement has no immediate effect on the listing of the Common Stock on Nasdaq. In accordance with Nasdaq Marketplace Rule 5810(c)(2)(C), the Company has 45 calendar days, or until April 10, 2025, to submit a plan to regain compliance. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the original notice to evidence compliance, or until August 25, 2025, to regain compliance with the Minimum Stockholders’ Equity Requirement. In the event the plan is not accepted by Nasdaq, or in the event the plan is accepted by Nasdaq and the 180-day extension period is granted, but the Company fails to regain compliance within such plan period, the Company would have the right to a hearing before a Hearings Panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the Hearings Panel following the hearing.

The Company is currently evaluating options to regain compliance and intends to timely submit a plan to regain compliance with the Minimum Stockholders’ Equity Requirement. There can be no assurance that the Company will be able to regain compliance with the Minimum Stockholders’ Equity Requirement or that the Company will otherwise remain in compliance with the other listing standards for Nasdaq.
Item 8.01.    Other Events.
On February 26, 2025, the Company issued a press release announcing it has signed a professional services agreement to serve as the lead designer for a new hospital located in the southeastern U.S. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished pursuant to Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, unless specifically identified as being incorporated therein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated February 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: February 28, 2025	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chairperson of the Board of Directors and Chief Executive Officer